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                                                   EXHIBIT 21.1
                                                   ------------
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                                                   EXHIBIT 21.1




                           CONNER PERIPHERALS, INC.

                              Registered Entities

CORPORATIONS                                                REGISTERED OWNER(S)
------------                                                -------------------
Conner Peripherals, Inc. (CPI)                                    N/A
Conner Peripherals (U.K.) Limited (CPUK)                          CPI
Conner Peripherals GmbH (GMBH)                                    CPI
Conner Peripherals Singapore, Ltd. (in Cayman Islands) (CPS)      CPI
  Conner Peripherals Pte. Ltd. (in Singapore) (CPPL)              CPS
     Conner Peripherals (Barbados) Ltd.                           CPPL
     Conner Peripherals Malaysia Sdn. Bhd. (CPM)                  CPPL
        Conner Finance Limited (in Cayman Islands)                CPM
Conner Peripherals K.K. (KK)                                      CPI
Conner Peripherals Europe S.p.A. (CPE)                            CPI
Conner Peripherals France S.a.r.l. (CPF)                          CPI
Conner Peripherals (U.K.) Sales Limited                           CPI
Conner Peripherals Korea, Ltd. (CPK)                              CPI
Conner Peripherals (Hong Kong) Limited (CPHK)                     CPI
   Conner Peripherals China Holding Company (CPCHC)               CPS/CPHK
      Conner Shenzhen Peripherals Co. Ltd.                        CPCHC/Shenzhen CPC
Conner Technology International Limited                           CPI
Archive (Singapore) Pte. Ltd. (in Singapore)                      CPS
Archive Europe Ltd. (AEL)                                         CPI
   Archive U.K. Ltd.                                              AEL
Archive France S.a.r.l.                                           CPI
Arcada Holdings, Inc. (AHI)                                       CPI*
   Arcada Software, Inc. (ASI)                                    AHI
      Arcada Software U.K., Ltd.                                  ASI

BRANCHES
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Conner Peripherals Pte. Ltd., Taiwan Branch (CPT)                 CPPL


* - Minority interest held by certain individuals.